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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

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         Date of Report (Date of earliest event reported): June 6, 2000


                        COMMISSION FILE NUMBER 000-27548

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                          LIGHTPATH TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                                                86-0708398
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(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                       6820 Academy Parkway East, NE 87109
                             Albuquerque, New Mexico
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          (Address of principal executive offices, including Zip Code)


                                 (505) 342-1100
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              (Registrant's telephone number, including area code)

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                          LIGHTPATH TECHNOLOGIES, INC.
                                    FORM 8-K

ITEM 5. OTHER EVENTS

     On April 14, 2000, LightPath Technologies, Inc. (the "Registrant") entered into a definitive agreement to acquire Horizon Photonics, Inc., a California corporation ("HPI"), for an aggregate closing date purchase price of approximately $36.2 million. On that date, the Registrant acquired all of the outstanding shares of HPI for 1,207,158 shares of Registrant's Class A common stock, $.01 par value per share ("Common Stock"), and $1 million cash. As contemplated by the agreement and as of May 29, 2000, a post-closing adjustment was made to the aggregate number of shares of Registrant's Common Stock issued in connection with the transaction. On June 6, 2000, the Registrant authorized, upon surrender and cancellation of the shares previously issued to the former shareholders of HPI, the issuance of 1,447,815 shares of the Registrant's Common Stock to the former shareholders of HPI in exchange for the previously issued shares of Common Stock.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.


                                        LIGHTPATH TECHNOLOGIES, INC.


                                        By: /s/ Donald Lawson      June 14, 2000
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                                           Donald Lawson
                                           CEO and President

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